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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-64320, 33-80408, 333-40326 and 333-05325) of
AptarGroup, Inc. of our report dated February 13, 2002 relating to the financial statements, which appears in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
March 21, 2002